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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) July 21, 2004
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                        WARWICK VALLEY TELEPHONE COMPANY
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               (Exact Name of Registrant as Specified in Charter)


          NEW YORK                       0-11174                 14-1160510
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(State or Other Jurisdiction           (Commission              (IRS employer
      of Incorporation)                File Number)          Identification No.)


47 MAIN STREET, WARWICK, NEW YORK                                   10990
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code   (845) 986-8080
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          (Former name or former address, if changed since last report)



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Item 5. Other Events and Required FD Disclosure

     On Tuesday July 20, 2004, the Board of Directors of Warwick Valley Telephone Company (the "Company") appointed Mr. Herbert Gareiss, Jr. the Company's President and CEO. Mr. Gareiss, who joined the Company in 1980, had previously been designated acting President on June 25, 2004. Mr. Gareiss has been a Director of the Company since 1998 and will retain his Board membership. In addition, he was named President of the Company's subsidiaries, Warwick Valley Mobile Telephone Company, Inc., Warwick Valley Long Distance Company, Inc., Warwick Valley Networks, Inc. and Hometown Online, Inc. and will continue to serve as Director of these companies. He has served as Secretary since 2002, and since 1990 he has held the position of Vice President. He will no longer serve in any of these positions. Mr. Gareiss served as Assistant Secretary and Assistant Treasurer of the Company from 1980 to 1990.

     Mr. Gareiss is 58 years old and there is no family relationship between Mr. Gareiss and any other Director or executive officer of the Company. Other than his receipt of compensation from the Company there have been no transactions between Mr. Gareiss and the Company since the beginning of 2003. There is no employment agreement between Mr. Gareiss and the Company.

     The Board of Directors also named Zigmund C. Nowicki Jr., Director of Information Technology and Human Resources, as Corporate Secretary to replace Mr. Gareiss in that position.














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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                WARWICK VALLEY TELEPHONE COMPANY

Dated: July 21, 2004            By: /s/ Herbert Gareiss, Jr.
                                    --------------------------------
                                        Name: Herbert Gareiss, Jr.
                                        Title President, Chief Executive Officer